EXHIBIT 12

JERSEY CENTRAL POWER & LIGHT COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months Ended
	September 30,
	2004	2003
		Restated
		(See Note 2)
	(In thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$102,565	$79,708
Add-
Interest and other charges, before reduction for amounts capitalized and deferred interest income	64,199	73,291
Provision for income taxes	74,066	58,350
Interest element of rentals charged to income (a)	5,318	2,373

Earnings as defined	$246,148	$213,722

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest on long-term debt	$62,241	$66,867
Other interest expense	1,958	1,076
Subsidiary’s preferred stock dividend requirements	—	5,348
Interest element of rentals charged to income (a)	5,318	2,373

Fixed charges as defined	$69,517	$75,664

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	3.54	2.82

(a)	Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.

EXHIBIT 12

JERSEY CENTRAL POWER & LIGHT COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED
STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)

	Nine Months Ended
	September 30,
	2004	2003
		Restated
		(See Note 2)
	(In thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$102,565	$79,708
Add-
Interest and other charges, before reduction for amounts capitalized and deferred interest income	64,199	73,291
Provision for income taxes	74,066	58,350
Interest element of rentals charged to income (a)	5,318	2,373

Earnings as defined	$246,148	$213,722

FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS):
Interest on long-term debt	$62,241	$66,867
Other interest expense	1,958	1,076
Preferred stock dividend requirements	375	5,111
Adjustment to preferred stock dividends to state on a pre-income tax basis	271	(174)
Interest element of rentals charged to income (a)	5,318	2,373

Fixed charges as defined plus preferred stock dividend requirements (pre-income tax basis)	$70,163	$75,253

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)	3.51	2.84

(a)	Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.

EXHIBIT 12

METROPOLITAN EDISON COMPANY
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months Ended
	September 30,
	2004	2003
	(In thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$41,786	$43,354
Add-
Interest and other charges, before reduction for amounts capitalized and deferred interest income	34,054	35,543
Provision for income taxes	27,641	28,124
Interest element of rentals charged to income (a)	1,061	(184)

Earnings as defined	$104,542	$106,837

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest on long-term debt	$31,208	$28,378
Other interest expense	2,846	3,386
Subsidiary’s preferred stock dividend requirements	—	3,779
Interest element of rentals charged to income (a)	1,061	(184)

Fixed charges as defined	$35,115	$35,359

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.98	3.02

(a)	Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.

EXHIBIT 12

PENNSYLVANIA ELECTRIC COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months Ended
	September 30,
	2004	2003
		Restated
		(See Note 2)
	(In thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$26,944	$18,050
Add-
Interest and other charges, before reduction for amounts capitalized and deferred interest income	30,591	28,233
Provision for income taxes	15,658	11,968
Interest element of rentals charged to income (a)	1,999	313

Earnings as defined	$75,192	$58,564

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest on long-term debt	$22,528	$22,123
Other interest expense	8,063	2,333
Subsidiary’s preferred stock dividend requirements	—	3,777
Interest element of rentals charged to income (a)	1,999	313

Fixed charges as defined	$32,590	$28,546

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.31	2.05

(a)	Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.